UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2023
______________________
Origin Materials, Inc.
(Exact name of registrant as specified in its charter)
______________________

Delaware	001-39378	87-1388928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

930 Riverside Parkway, Suite 10 West Sacramento, CA	95605
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +1 (916) 231-9329
N/A
(Former Name or Former Address, if Changed Since Last Report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ORGN	The NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ORGNW	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01     Changes in Registrant’s Certifying Accountant.

The Audit Committee (the “Audit Committee”) of the Board of Directors of Origin Materials, Inc. (the “Company”) conducted an evaluation process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Audit Committee, with the assistance of the Company’s management, evaluated several independent registered public accounting firms as part of this process, reviewing the qualifications, the independence and, if a firm was deemed to be qualified and independent to warrant further evaluation, the range of fees associated with their services.

Dismissal of Independent Registered Public Accounting Firm

On March 6, 2023, the Audit Committee approved the dismissal of the Grant Thornton LLP (“GT”) as the Company’s independent registered public accounting firm.

GT’s reports on the Company’s consolidated financial statements and internal control over financial reporting, which were included in the Company’s Annual Report on Form 10-K for the fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through March 6, 2023, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to GT’s satisfaction, would have caused GT to make reference thereto in GT’s reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in the Company’s internal control over financial reporting previously reported in Part II, Item 9A “Controls and Procedures” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

During the audit of our consolidated financial statements for the fiscal years ended December 31, 2019 and December 31, 2020, during the course of preparing for our business combination, and during the second quarter 2021 and third quarter 2021 interim reviews, we identified a material weakness in our internal controls over financial reporting. As discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, we concluded that the identified material weakness has been remediated.

The Company provided GT with a copy of this Current Report on Form 8-K (this “Report”) prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that GT furnish the Company with a letter addressed to the SEC stating whether or not GT agrees with the above statements and stating the respects, if any, in which GT does not agree with such statements. The letter from GT is filed with this Report as Exhibit 16.1.

Engagement of New Independent Registered Public Accounting Firm

On March 6, 2023, the Audit Committee approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

During the Company’s fiscal years ended December 31, 2022 and 2021, and through March 6, 2023, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

16.1	Letter of Grant Thornton LLP, dated March 9, 2023

104	Cover Page Interactive Data File, formatted in Inline XBRL (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGIN MATERIALS, INC.

Dated: March 9, 2023

	By:	/S/ NATE WHALEY
Nate Whaley
Chief Financial Officer